As filed with the Securities and Exchange Commission on May 8, 2024

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________
AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	13-4922250
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
____________
200 Vesey Street
New York, New York 10285
(212) 640-2000
(Address of Principal Executive Offices) (Zip Code)
Second Amended and Restated American Express Company 2016 Incentive Compensation Plan
(Full title of the plan)
____________
Laureen E. Seeger, Esq.
Chief Legal Officer
American Express Company
200 Vesey Street
New York, New York 10285
(212) 640-2000
(Name, address and telephone number, including area code, of agent for service)
____________
Copy to:
David A. Kanarek, Esq.
American Express Company
200 Vesey Street
New York, New York 10285
(212) 640-2000
____________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement relates to the registration of an additional 15,000,000 common shares (“Shares”), par value $0.20 per share, of American Express Company (the “Registrant”) issuable pursuant to the Second Amended and Restated American Express Company 2016 Incentive Compensation Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference into this registration statement the contents of its registration statement on Form S-8 (File No. 333-211159) filed with the Securities and Exchange Commission (the “Commission”) on May 5, 2016, relating to the registration of 17,500,000 Shares issuable under the Plan and its registration statement on Form S-8 (File No. 333-240077) filed with the Commission on July 24, 2020, relating to the registration of 7,000,000 Shares issuable under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
The following documents filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this registration statement:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;
(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024;
(c) The Registrant’s Current Reports on Form 8-K filed, filed pursuant to the Exchange Act on February 16, 2024, March 7, 2024, April 25, 2024 and May 8, 2024; and
(d) The description of the Registrant’s Common Shares, par value $0.20 per share, contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 8. Exhibits.
The following exhibits are filed with or incorporated by reference into this registration statement.

Exhibit No.	Description of Exhibit
4.1
American Express Company 2016 Incentive Compensation Plan (as amended and restated effective May 6, 2024) (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 1-7657), dated May 6, 2024 (filed May 8, 2024)).

4.2
Amended and Restated Certificate of Incorporation, as amended through April 20, 2022 (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 1-7657) for the quarter ended March 31, 2022).

4.3	By-Laws, as amended through October 19, 2022 (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 1-7657) for the quarter ended September 30, 2022).
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (contained in the opinion filed herewith as Exhibit 5.1)
24.1	Power of Attorney (filed herewith)
107	Filing Fee Table (filed herewith)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 8, 2024.

American Express Company
/s/ Christophe Y. Le Caillec
Name: Christophe Y. Le Caillec
Title: Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Stephen J. Squeri	Chairman, Chief Executive Officer and Director	May 8, 2024
Stephen J. Squeri	(Principal Executive Officer)

/s/ Christophe Y. Le Caillec	Chief Financial Officer (Principal Financial Officer)	May 8, 2024
Christophe Y. Le Caillec

/s/ Jessica Lieberman Quinn	Executive Vice President and Corporate Controller	May 8, 2024
Jessica Lieberman Quinn	(Principal Accounting Officer)

*	Director	May 8, 2024
Thomas J. Baltimore, Jr.

*	Director	May 8, 2024
John J. Brennan

*	Director	May 8, 2024
Walter J. Clayton III

*	Director	May 8, 2024
Theodore J. Leonsis

*	Director	May 8, 2024
Deborah P. Majoras

*	Director	May 8, 2024
Karen L. Parkhill

*	Director	May 8, 2024
Charles E. Phillips, Jr.

*	Director	May 8, 2024
Lynn A. Pike

*	Director	May 8, 2024
Daniel L. Vasella

*	Director	May 8, 2024
Lisa W. Wardell

*	Director	May 8, 2024
Christopher D. Young

*By:	/s/ David A. Kanarek David A. Kanarek as Attorney in Fact